EXHIBIT 4.1.3

GILBERT SUBSCRIPTION AGREEMENT

Quamtel, Inc.

14911 Quorum DR., Suite 140

Dallas, Texas 75254

Gentlemen:

Subscription. Subject to the terms and conditions of this Subscription Agreement, the undersigned hereby subscribes for the Units of securities of Quamtel, Inc. (the “Company”) designated on the signature page hereof (the “Units”). In connection with such subscription, the undersigned hereby tenders to the Company two executed counterparts of this Subscription Agreement, together with a check or wire transfer in an amount equal to the full purchase price of the Units subscribed for hereunder.

Representations, Warranties, and Covenants of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company and its officers, directors, agents and employees, as follows:

The undersigned is an “accredited investor”, as defined in Regulation D as promulgated pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and certain state securities laws, and has initialed each of the following definitions which are applicable to the undersigned. The undersigned is (initial one or more):

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Initial

A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

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Initial

A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

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Initial

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

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Initial

A director or executive officer of the issuer of the securities being offered or sold;

  WG

Initial

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

  WG
Initial

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

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Initial

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

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Initial

An entity in which all of the equity owners are accredited investors.

The undersigned acknowledges that the Company may require additional information concerning the undersigned’s suitability regarding an investment in the Units.

The undersigned understands that the following information is being furnished to determine whether sales of the Units may be made to the undersigned pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder and applicable state securities laws. The undersigned understands that (i) the information contained herein will be relied upon for purposes of such determination and (ii) the Units will not be registered under the 1933 Act in reliance upon the exemptions from registration provided by Section 4(2) of the 1933 Act and Regulation D promulgated thereunder. The undersigned represents and warrants to the Company and its officers, directors, agents and employees that (i) the information contained herein is complete and accurate and may be relied upon by such parties and (ii) the undersigned will notify the Company immediately of any change in any of such information occurring prior to the closing of the purchase of any Units by the undersigned. All information furnished herein or hereby is for the sole use of the Company and the Company’s representatives and counsel and will be held in confidence by such persons, except that this Agreement may be furnished to such parties as may be deemed desirable to establish compliance with federal, state or foreign securities laws.

The undersigned has adequate net worth and means of providing for his current needs and possible personal contingencies, and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Units for which the undersigned hereby subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold his Units for an indefinite period of time and has a sufficient net worth to sustain a loss of his entire investment in the Company in the event such loss should occur. The overall commitment by the undersigned to investments that are not readily marketable is not disproportionate to his net worth, and his acquisition of Units will not cause such overall commitment to become excessive.

The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Units.

The undersigned has received and read and is familiar with all publicly available information about the Company, and the undersigned confirms that all documents, records, and books pertaining to the undersigned’s proposed investment in the Company have been made available to the undersigned.

The undersigned has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on the Company’s behalf, concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the undersigned.

The Units for which the undersigned hereby subscribes will be acquired for the undersigned’s own account for investment and not with the view toward resale or redistribution in a manner which would require registration under the 1933 Act, and the undersigned does not now have any reason to anticipate any change in the undersigned’s circumstances or other particular occasion or event which would cause the undersigned to sell his Units.

The undersigned represents that it has been called to his attention by those individuals with whom the undersigned has dealt in connection with the undersigned’s investment in the Units that an investment in the Units involves a high degree of risk which may result in the loss of the total amount of the undersigned’s investment.

The undersigned has received no representations or warranties from the Company or its affiliates, or their employees or agents and, in making his investment decision, the undersigned is relying solely on the information contained in the information concerning the Company and investigations made by the undersigned.

The undersigned is now a bona fide resident of the state set forth herein and the address and social security number or federal tax identification number set forth herein is the true and correct residence and social security number or federal tax identification number of the undersigned. The undersigned has no present intention of becoming a resident of any other state or jurisdiction. If the undersigned is a corporation, partnership, trust or other form of business organization, it represents and warrants that it was formed under the laws of, and its principal place of business is within, such state and that it was not organized or reorganized for the purpose of acquiring the Units.

The undersigned acknowledges that the Company has made available to the undersigned or the undersigned’s personal advisors the opportunity to obtain additional information to evaluate the merits and risks of this investment, including, but not limited to, the income tax consequences of the investment. The undersigned represents that, by reason of his business and financial experience, the undersigned has acquired the capacity to protect his own interest in investments of this nature. In reaching the conclusion that the undersigned desires to acquire the Units, the undersigned has carefully evaluated his financial resources and investment position and the risks associated with this investment and acknowledges that he is able to bear the economic risks of this investment.

The Units have been offered to the undersigned without any form of general solicitation or advertising of any type by or on behalf of the Company or any of its officers, directors, employees or agents, or any other person.

The undersigned understands that neither the Securities and Exchange Commission nor any securities administrator of any state has made any finding or determination relating to the fairness of an investment in the Units and that neither the Securities and Exchange Commission nor any securities administrator of any state has or will recommend or endorse any offering of the Units.

If the undersigned is a pension, profit sharing or other employee benefit plan (a “Plan”), an investment in the Units will not cause the Company’s assets to become assets of the Plan, and the subscription hereby will not violate any duty the undersigned owes to the Plan.

If the undersigned is a corporation, partnership, trust or other legal entity, the undersigned hereby represents and warrants that it is duly organized and validly existing as a legal entity, in good standing under its state of incorporation, and that the subscription hereby has been duly authorized by appropriate actions of its governing board.

Neither I nor any of any of my associates or affiliates: (i) are a member or a person associated with a member of the NASD, or (ii) own any stock or other securities of any NASD member.

Indemnification. The undersigned acknowledges that he or she understands the meaning and legal consequences of the representations, warranties and covenants herein and that the Company has relied upon such representations, warranties, and covenants, and he or she hereby agrees to indemnify and hold harmless the Company and its officers, directors, controlling persons, agents, and employees from and against any and all loss, damage or liability due to or arising out of a breach of any such representation, warranty or covenant made herein. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to the undersigned under federal, state or foreign securities laws. All representations, warranties, and covenants contained in this Subscription Agreement and the indemnification contained in this paragraph 4, shall survive the acceptance of this subscription.

Limitation on Transfer of Units. The undersigned acknowledges that he or she is aware that there are substantial restrictions on the transferability of the Units. Since neither the Units, nor the common stock contained therein nor the shares of common stock underlying the Units (the “Warrant Shares”) (the Units, shares of common stock contained therein, the Warrant, and Warrant Shares are referred to as “Securities”) will initially be registered under the 1933 Act or of any applicable state securities laws, the Securities may not be, and the undersigned agrees that they shall not be, sold unless the Securities are registered or such sale is exempt from such registration under the 1933 Act or state securities laws or regulations. The undersigned further acknowledges that the Company is under no obligation to aid him in obtaining any exemption from the registration requirements. The undersigned also acknowledges that he or she shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing an opinion in connection therewith.

Compliance with Securities Laws. The undersigned understands and agrees that the following restrictions and limitations are applicable to the undersigned’s purchase and resales or other transfers of the Securities pursuant to the 1933 Act.

The undersigned agrees that the Securities shall not be sold or otherwise transferred unless the Securities are registered under the 1933 Act and state securities laws or are exempt from applicable registration requirements.

A legend in substantially the following form has been or will be placed on the certificate(s) or other document(s) evidencing the Securities:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, HAVE BEEN OBTAINED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS WITH RESPECT TO THE INTERESTS IS THEN IN EFFECT OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS ARE THEN APPLICABLE TO THE OFFER OR SALE.

Stop transfer instructions have been or will be imposed with respect to the Securities so as to restrict resale or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (b) above.

Registration Rights. The Company agrees to extend to the Subscribers executing this Agreement the registration rights described in attached Schedule 1.

Hedging Restrictions. The undersigned agrees not to engage in any short sales or other hedging activity regarding the securities of the Company.

.Governing Law. This Agreement shall be governed by the laws of the State of Texas, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. The parties hereby irrevocably and unconditionally (a) submit to the exclusive jurisdiction of the United States District Court for the Northern District of Texas, or, if such court will not accept jurisdiction, the jurisdiction of any court of competent civil jurisdiction sitting in Dallas County, Texas, and (b) waives the right and agrees not to assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions hereof.

Confidentiality. This Agreement is confidential, and none of its provisions or terms shall be disclosed to anyone who is not a prospective purchaser of the securities contemplated herein, an officer or director of the Company or their agent, advisor or legal counsel, unless required by law.

Survival. The representations, warranties and covenants contained hereby shall survive the closing of the issuance of shares hereby.

Reporting. The Company agrees to continue making all reports and filings required by the laws and regulations of the Securities and Exchange Commission, including a Form 8-K to report the transactions hereby.

SIGNATURE PAGE

IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his subscription for the number of Units set forth below, on this 20th day of August, 2009.

Amount of Subscription

Number of Units: 18% Convertible Promissory Note in the principal amount of $200,000

5 year Warrants to purchase 54,000 shares for $2.70 per share

(check one)
____	Corporation under the laws of	____	Partnership

the State of __________

____	Limited Partnership under the laws	____	Trust

of _____________

	Ö Other (Specify):	____	Limited Liability Company

Individual

1800 NE 114th Street, #2110
Address		(Name of entity)

Miami, FL 33181	By:	/s/ Warren Gilbert
City Zip

Withheld		Warren Gilbert
Taxpayer Identification No.		Name

Representative Capacity
…………………………………………………………………………………………………………………………
Subscription Accepted:

QUAMTEL, INC.

By:	/s/ Stuart Ehrlich
Stuart Ehrlich, CEO-President

SCHEDULE 1

REGISTRATION RIGHTS

This constitutes Schedule 1 to the Subscription Agreement (as it may be amended from time to time, the “Subscription Agreement”) between QUAMTEL, INC., a company incorporated under the laws of Nevada (the “Company”), those persons executing a Subscription Agreement (“Shareholder”).

DEFINITIONS

SECTION 1.01.

Definitions. Terms defined in the Subscription Agreement are used herein as therein defined. In addition, the following terms, as used herein, have the following meanings:

Commission means the Securities and Exchange Commission.

Company Shares means a total of up to 111,112 shares (post September 2009 reverse split) of common stock issuable upon the conversion of a $300,000 promissory note and upon exercise of stock purchase Warrants.

Holder means a person who owns Registrable Securities and is either a Shareholder or a transferee of a Shareholder who has agreed in writing to be bound by the terms of the Subscription Agreement and this Schedule 1.

Piggyback Registration means a piggyback registration as defined in Section 2.02 of this Schedule 1.

Registrable Securities means (i) the Company Shares issued under Section 1 of the Subscription Agreement and under the warrants contained in the Units, and (ii) any additional shares of common stock of the Company issued in respect of the shares referred to in (i) in connection with a stock split, stock dividend or similar event with respect to the Company Shares. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities as soon as they (i) have been sold or otherwise disposed of pursuant to a registration statement that was filed with the Commission and declared effective under the Securities Act, (ii) are eligible for sale pursuant to Rule 144 without being subject to applicable volume limitations thereunder, or (iii) have ceased to be outstanding.

Rule 144 means Rule 144 (or any successor rule of similar effect) promulgated under the Securities Act.

Selling Holder means any Holder or its assignee who is selling Registrable Securities pursuant to a offering registered hereunder.

Underwriter means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

SECTION 1.02.

Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Schedule 1 and references to the parties shall mean the parties to a Subscription Agreement.

REGISTRATION RIGHTS

SECTION 2.01.

Piggyback Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of its common stock for its own account or for the account of another Person (other than a registration statement on Form S-4 or S-8 (or any substitute form or rule, respectively, that may be adopted by the Commission)), the Company shall give written notice of such proposed filing to the Holders at the address set forth in the share register of the Company as soon as reasonably practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register on the same terms and conditions such number of shares of Registrable Securities as such Holder may request (a “Piggyback Registration”). Each Holder will have ten business days after receipt of any such notice to notify the Company as to whether it wishes to participate in a Piggyback Registration; provided that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering. In the event that the registration statement is filed on behalf of a Person other than the Company, the Company will use its best efforts to have the shares of Registrable Securities that the Holders wish to sell included in the registration statement. If the Company shall determine in its sole discretion not to register or to delay the proposed offering, the Company may, at its election, provide written notice of such determination to the Holders and (i) in the case of a determination not to effect the proposed offering, shall thereupon be relieved of the obligation to register such Registrable Securities in connection therewith, and (ii) in the case of a determination to delay a proposed offering, shall thereupon be permitted to delay registering such Registrable Securities for the same period as the delay in respect of the proposed offering. As between the Company and the Selling Holders, the Company shall be entitled to select the Underwriters in connection with any Piggyback Registration.

SECTION 2.02.

Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.01 hereof states in writing that the size of the offering that Holders, the Company intends to make is such that the inclusion of the Registrable Securities would be likely to materially and adversely affect the price, timing or distribution of the offering, then the amount of Registrable Securities to be offered for the account of Holders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter; provided that in the case of a Piggyback Registration, if securities are being offered for the account of Persons other than the Company, then the proportion by which the amount of Registrable Securities intended to be offered for the account of Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered for the account of such other Persons (other than any Person exercising a registration right) is reduced.

SECTION 2.03.

Preservation of Rights. The Company will not and has not granted any registration rights to third parties that contravene or are inconsistent with the rights granted hereunder.

REGISTRATION PROCEDURES

SECTION 3.01.

Filings; Information. In connection with a Registration pursuant to Section 2.01 hereof, if a Registration Statement is filed the Company will use its reasonable best efforts to effect the registration of such Registrable Securities as promptly as is reasonably practicable, and in connection therewith:

(a)

The Company will expeditiously prepare and file with the Commission a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, but in no event longer than the date on which all of the Registrable Securities may be sold without volume limitations under the provisions of SEC Rule 144.

(b)

The Company will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the Selling Holders, and each applicable managing Underwriter, if any, copies thereof, and thereafter furnish to the Selling Holders and each such Underwriter, if any, such number of copies of such registration statement, amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as the Selling Holders or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities by the Selling Holders.

(c)

After the filing of the registration statement, the Company will promptly notify the Selling Holders of any stop order issued or, to the Company’s knowledge, threatened to be issued by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)

The Company will use its reasonable best efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Selling Holders reasonably request; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 3.01(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(e)

The Company will as promptly as is practicable notify the Selling Holders, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to the Selling Holders and to the Underwriters any such supplement or amendment. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in the preceding sentence, the Selling Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Selling Holders and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by the Company, the Selling Holders will deliver to the Company all copies, other than permanent file and then in the possession of Selling Holders, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 3.01(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Selling Holders such supplemented or amended prospectus.

(f)

The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

(g)

At the request of any Underwriter in connection with an underwritten offering, the Company will furnish (i) an opinion of counsel, addressed to the Underwriters, covering such customary matters as the managing Underwriter may reasonably request and (ii) a comfort letter or comfort letters from the Company’s independent public accountants covering such customary matters as the managing Underwriter may reasonably request.

(h)

The Company will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)

The Company will use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on each inter-dealer quotation system or over-the-counter bulletin board on which the Common Stock is then listed or quoted.

SECTION 3.02.

Selling Holder Information. The Company may require Selling Holders promptly to furnish in writing to the Company such information regarding such Selling Holders, the plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with any Piggyback Registration.

SECTION 3.03.

Registration Expenses. In connection with any Piggyback Registration, the Company shall pay the following expenses incurred in connection with such registration (the “Registration Expenses”): (i) registration and filing fees with the Commission and FINRA, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing or quotation of the Registrable Securities, (v) fees and expenses of counsel to the Company and the reasonable fees and expenses of independent certified public accountants for the Company (including fees and expenses associated with the special audits or the delivery of comfort letters), (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration, and (vii) fees and expenses of one legal counsel to the Selling Holders. The Selling Holders shall pay (A) any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, (B) fees and expenses of more than one counsel for the Selling Holders and (C) any out-of-pocket expenses of the Selling Holders. The Company shall pay the fees and expenses of one counsel for Selling Holder.

INDEMNIFICATION AND CONTRIBUTION

SECTION 4.01.

Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder and its Affiliates and their respective officers, directors, partners, stockholders, members, employees, agents and representatives and each Person (if any) which controls a Selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or contained in any information furnished in writing to the Company by such Selling Holder expressly for use therein or by the Selling Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Selling Holders with copies of the same. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.01.

SECTION 4.02.

Indemnification by a Selling Holder. Each Selling Holder agrees to indemnify and hold harmless the Company, its officers and directors, and each Person, if any, which controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Selling Holder, but only (a) with reference to information furnished in writing by such Selling Holder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (b) as a result of the Selling Holder’s failure to deliver any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

SECTION 4.03.

Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or Section 4.02 hereof, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and, in the written opinion of counsel for the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (not to be unreasonably withheld), or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

SECTION 4.04.

Contribution. If the indemnification provided for in this Article 4 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, a Selling Holder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each Selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article 4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and each Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

MISCELLANEOUS

SECTION 5.01.

Participation in Underwritten Registrations. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, custody arrangements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Schedule 1 and (c) furnishes in writing to the Company such information regarding such Person, the plan of distribution of the Registrable Securities and other information as the Company may from time to time request or as may be legally required in connection with such registration.

SECTION 5.02.

Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Holder, the Company will deliver to Holder a written statement as to whether it has complied with such reporting requirements.

SECTION 5.04.

Termination. The registration rights granted under this Schedule 1 will terminate one year from the issue date of the Company Units.

SECTION 5.05.

Holder Determinations. In the event any determination is to be made by the Holders or the Selling Holders as a group, such determination shall be made by Holders or Selling Holders holding a majority in interest of the Registrable Securities or the Registrable Securities being sold, respectively.